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                                    EXHIBIT 5


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                             Tenzer Greenblatt LLP
                             The Chrysler Building
                              405 Lexington Avenue
                               New York, NY 10174


                                October 24, 1995

INTEGRATED BRANDS INC.
4175 Veterans Highway
Ronkonkoma, NY  11779

Gentlemen:

     You have requested our opinion with respect to the offer and sale by the selling stockholders, pursuant to a Registration Statement (the "Registration Statement") on Form S-3 (file no. 33-98194) filed by INTEGRATED BRANDS INC. (the "Company") under the Securities Act of 1933, as amended (the "Act"), of 2,226,363 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") owned by the selling stockholders.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state officials and upon certificates of executive officers and responsible employees and agents of the Company.

     Based upon the foregoing, it is our opinion that the Shares have been duly and validly issued, and are fully paid and nonassessable.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                                  Very truly yours,

                                                  TENZER GREENBLATT LLP


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